UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2013 (March 5, 2013)

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut

(State or other jurisdiction

of incorporation)

0-8084	06-0739839
(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562
(Address of Principal Executive Offices)	(Zip Code)

(860) 669-8630

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Entry into a New Term Loan Supplement

As previously reported on November 2, 2012, The Connecticut Water Company, a Connecticut corporation (“CWC”), the largest operating water utility subsidiary of Connecticut Water Service, Inc., a Connecticut corporation (“CWS”), and CoBank, ACB, a federally chartered instrumentality of the United States (“CoBank”), entered into a Master Loan Agreement dated October 29, 2012 (the “MLA”) pursuant to which CoBank originally agreed to make loans (each, a “Loan” and collectively, the “Loans”) to CWC from time to time, such Loans to be evidenced by the execution and delivery by each of CoBank and CWC of a Promissory Note and Supplement to the MLA. CWC also delivered to CoBank four Promissory Notes and Single Advance Term Loan Supplements, each dated October 29, 2012.

The Loans are supported by a limited guarantee of payment by CWS in favor of CoBank pursuant to a Guarantee of Payment (Limited) by and between CoBank and CWS dated October 29, 2012 (the “Guarantee”) secured by CoBank’s statutory first lien interest on all of CWS’s equity ownership interest in CoBank.

On March 5, 2013, (i) CWC and CoBank entered into a Promissory Note and Single Advance Term Loan Supplement to the MLA (the “Note”) in which CoBank agreed to make an additional Loan to CWC in an aggregate principal amount of up to $14,550,000, with a maturity date of March 4, 2033 and (ii) CWS entered into an Amendment to the Guarantee dated March 5, 2013 (the “Guarantee Amendment”), pursuant to which CWS agreed to guarantee the payment of certain of CWC’s obligations under the Note pursuant to the same terms of the Guarantee. The descriptions of material terms of each of the MLA and the Guarantee, as previously reported on CWS’s Current Report on Form 8-K filed on November 2, 2012, are hereby incorporated by reference.

Under the Note, CWC will pay interest on the Loan represented by the Note in accordance with either of the following interest rate options, as selected periodically by CWC: (1) at a weekly quoted variable rate, a rate per annum equal to the rate of interest established by CoBank on the first business day of each week; (2) at a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance for periods of 180 days or more. The maximum number of fixed rates in place at any one time shall be five. Interest shall be calculated on the actual number of days each Loan is outstanding on the basis of a year consisting of 360 days.

As described in Item 1.02 below, CWC used substantially all of the proceeds of the Loan represented by the Note to refinance certain of its outstanding debt securities.

The above summary of the material terms of each of the Note and the Guarantee Amendment is qualified in its entirety by reference to the Note and the Guarantee Amendment, complete copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are hereby incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement

On March 5, 2013, CWC used substantially all of the proceeds of the Loan represented by the Note to complete the repayment in full of all principal, accrued interest, premiums, surcharges and other amounts owed by CWC pursuant to Water Facilities Revenue Bonds issued through the Connecticut Development Authority (“CDA”) pursuant to a Bond Purchase Agreement among CWC, the CDA and Edward D. Jones & Co., L.P. as underwriter, dated as of December 5, 2007, a Loan Agreement between CWC and the CDA dated as of December 1, 2007 and an Indenture of Trust between the CDA and U.S. Bank National Association, as Trustee, dated December 1, 2007, each of which agreements terminated effective March 5, 2013.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits

The following documents are filed herewith as exhibits hereto:

(d)	Exhibits

10.1	Promissory Note and Single Advance Term Loan Supplement between The Connecticut Water Company and CoBank, ACB, dated March 5, 2013, is filed herewith.

10.2	Amendment to Guarantee of Payment (Limited) by Connecticut Water Service, Inc., dated March 5, 2013, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation

Date: March 6, 2013	By:	/s/ David C. Benoit
	Name:	David C. Benoit
	Title:	Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note and Single Advance Term Loan Supplement (Loan No. RI1087T05) between The Connecticut Water Company and CoBank, ACB, dated March 5, 2013, is filed herewith.

10.2	Amendment to Guarantee of Payment (Limited) by Connecticut Water Service, Inc., dated March 5, 2013, is filed herewith.